Exhibit 99.1

Welltower Issues Business Update

4/17/2020 8:00:00 AM EDT

TOLEDO, Ohio, April 17, 2020 /PRNewswire/ — (NYSE: WELL) Welltower® Inc. today issued the following statement regarding the ongoing COVID-19 pandemic:

“Welltower’s primary focus is on the ongoing support of our operating partners through these unprecedented times,” commented Thomas J. DeRosa, Chairman and CEO. “We have made progress on the procurement and distribution of critical supplies, including PPE, and will continue to pursue all available options to further assist our operators throughout this pandemic. While the impact of COVID-19 on our industry remains uncertain, we remain committed to making informed decisions during these turbulent times which we believe will lead to the long-term success of the Company,” he added.

Seniors Housing Operating Portfolio Update

Since our last update on April 1, 2020, occupancy within our Seniors Housing Operating (SHO) portfolio has declined further as move-in criteria and screening have intensified in states more heavily impacted by COVID-19 including New York, New Jersey, Massachusetts and Washington. Between March 27, 2020 through April 3, 2020, occupancy within our total SHO portfolio fell 0.6% from 85.4% to 84.8%. Subsequently, the portfolio experienced an additional 0.6% decline to 84.2% through April 10, 2020. We anticipate further occupancy losses going forward as the number of communities with comprehensive move-in restrictions will likely expand to additional markets.

During the first quarter of 2020, SHO portfolio operating expenses had trended slightly below expectations through February. However, the portfolio incurred approximately $7 million of unanticipated property level expenses associated with the COVID-19 pandemic in March 2020, driven by higher labor costs coupled with expenditures related to procurement of personal protective equipment and other supplies. While the anticipated decline in future SHO portfolio occupancy may result in some commensurate variable cost savings, we expect total SHO portfolio expenses during the pandemic to rise by approximately 5% relative to our original budget.

Investment Activity and Balance Sheet Liquidity Update

Year-to-date, Welltower has completed nearly $400 million in pro rata acquisitions and joint ventures at a year one blended yield of 5.6% and $781 million of pro rata dispositions, including $64 million related to the disposition of an unconsolidated equity investment.

Welltower maintains a strong balance sheet with approximately $3.5 billion of near-term available liquidity and no material unsecured debt maturities until 2023.

Earnings Guidance

Welltower’s initial 2020 earnings guidance provided on February 12, 2020 did not contemplate the COVID-19 pandemic. Due to the unanticipated impact of COVID-19 on SHO portfolio fundamentals and recent revisions to the Company’s investment outlook and capital plans, the Company has elected to withdraw all components related to its full year 2020 guidance.

Forward Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 including statements related to the effects of the COVID-19 pandemic. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to including those we identify below and other risk factors that we identify below and other risk factors that we identify in our SEC filings, including our most recent Annual Report on Form 10-K. Risks that could affect forward-looking statements in this press release include the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower’s property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions, or to complete dispositions, as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

About Welltower

Welltower Inc. (NYSE: WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a real estate investment trust (REIT), owns interests in properties concentrated in major, high growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing, post-acute communities and outpatient medical properties. For more information, visit www.welltower.com.

View original content to download multimedia:http://www.prnewswire.com/news-releases/welltower-issues-business-update-301042720.html

SOURCE Welltower Inc.

Investor Relations: Krishna Soma - ksoma@welltower.com; (646) 677-8764 ;

Media Relations: Tara Gallagher - tgallagher@welltower.com; (646) 677-8742